Exhibit 5.1

Reed Smith LLP Suite 1700 811 Main Street Houston, Texas 77002-6110 Fax +1 713 469 3899 reedsmith.com

May 25, 2017

Medifast, Inc. 3600 Crondall Lane Owings Mills, Maryland 21117

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Medifast, Inc. a Delaware corporation (the “Corporation”), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the “Registration Statement”) filed by the Corporation on May 25, 2017 with the Securities and Exchange Commission, of an additional 600,000 shares of the Corporation 's common stock, par value $0.001 per share (the “Shares”), issuable pursuant to the Medifast, Inc. Amended and Restated 2012 Share Incentive Plan (the “Amended and Restated 2012 Plan”).

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Corporation and others.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Amended and Restated 2012 Plan upon receipt by the corporation of adequate consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is based (i) as to matters of law solely on applicable provisions of the laws of the state of Delaware and we express no opinions as to any other laws, statutes, ordinances rules, or regulations, and (ii) on such corporate records as we deemed necessary or appropriate

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Reed Smith LLP

Reed Smith LLP

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